EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 15, 2001 (except with respect to the matters discussed in Notes 1, 2, and 4, as to which the date is November 13, 2001) included in this Form 8-K, into QUALCOMM, Inc’s. previously filed Registration Statements (as amended, as applicable) File Numbers 333-32926, 333-60484, 333-32924, 333-95291, 333-69457, 333-32013, 333-60484, 333-2752, 333-2754, 333-2756, 33-78150, 33-78158, and 33-45083.

/s/ ARTHUR ANDERSEN LLP

San Diego, California
January 25, 2002